Exhibit 4.4

Form of

SENIOR INDENTURE

THE CHARLES SCHWAB CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Dated as of                   , 200

THE CHARLES SCHWAB CORPORATION

Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Senior Indenture, dated as of                  , 200    .

Trust Indenture Act Section		Indenture Section
(S) 310	(a) (1), (2) and (5)	6.9
	(a) (3)	Not Applicable
	(a) (4)	Not Applicable
	(b)	6.8
		6.10
	(c)	Not Applicable
(S) 311	(a)	6.13
	(b)	6.13
	(c)	Not Applicable
(S) 312	(a)	7.1
		7.2(a)
	(b)	7.2(b)
	(c)	7.2(c)
(S) 313	(a)	7.3(a)
	(b)	7.3(a)
	(c)	7.3(a), 7.3(b)
	(d)	7.3(c)
(S) 314	(a) (1), (2) and (3)	7.4
	(4)	10.4
	(b)	Not Applicable
	(c) (1)	1.2
	(c) (2)	1.2
	(c) (3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2
	(f)	Not Applicable
(S) 315	(a)	6.1(a)
	(b)	6.2
		7.3(a)
	(c)	6.1(b)
	(d)	6.1(c)
	(d) (1)	6.1(a) (1), (2)
	(d) (2)	6.1(c) (2)
	(d) (3)	6.1(c) (3)
	(e)	5.14
(S) 316	(a)	1.1

	(a) (1) (A)	5.12
	(a) (1) (B)	5.13
	(a) (2)	Not Applicable
	(b)	5.8
	(c)	1.4(h)
(S) 317	(a) (1)	5.3
	(a) (2)	5.4
	(b)	10.3
(S) 318	(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Indenture.

ii

SENIOR INDENTURE, dated as of                  , 200     (the “Indenture”), between THE CHARLES SCHWAB CORPORATION, a Delaware corporation (hereinafter called the “Company”) having its principal office at 120 Kearny Street, San Francisco, California 94108, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its [unsecured] senior debt securities in series (hereinafter called the “Securities”) of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided that, when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(4) All references to “$” refer to the lawful currency of the United States;

(5) Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture; and

(6) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the country of publication or the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bearer Security” means any Security in the form established pursuant to Section 2.2 which is payable to bearer.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $.01 per share, of the Company or any other stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary, dissolution or winding-up of the Company and which is not subject to redemption by the Company; provided, however, subject to the provisions of Section 14.9, shares issuable upon conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided further, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by any two of the following: the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer (or any co-Chief Executive Officer if the title is allocated to more than one Person), the President, the Chief Financial Officer and the Treasurer of the Company, and delivered to the Trustee.

“control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

“Corporate Trust Office” means (i) the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit, or (ii) such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or (iii) the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes a corporation, association, company, limited liability company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 13.2.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.1 with respect to such series (or any successor thereto).

“Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Dollar” means the currency of the United States that, as at the time of payment, is legal tender for the payment of public and private debts.

“euro” or “euros” means the currency adopted by those nations participating in the third stage of the economic and monetary union provisions of the Treaty on European Union, signed at Maastricht on February 7, 1992.

“European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

“Event of Default,” unless otherwise specified in the supplemental indenture creating a series of Securities, has the meaning specified in Article V.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.4(h).

“Foreign Government Obligation” means with respect to Securities of any series which are not denominated in the currency of the United States (x) any security which is (i) a direct obligation of the government which issued or caused to be issued the currency in which such security is denominated and for the payment of which obligations its full faith and credit is pledged or, which respect to Securities of any series which are denominated in euros, a direct obligation of any member nation of the European Union for the payment of which obligation the full faith and credit of the respective nation is pledged so long as such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area, or (ii) any obligation of a Person controlled or supervised by and acting as an agency or instrumentality of a government specified in Clause (i) above the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Foreign Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Foreign Government Obligation which is so specified and held; provided that (except as required by law), such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Global Security” means a Security, in the form prescribed in Section 2.4, evidencing all or part of a series of Securities issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Securities Register and, in the case of a Bearer Security (or any temporary Global Security in bearer form), the bearer thereof and, when used with respect to any coupons, the bearer thereof.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes this instrument and any such supplement indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of each particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted and exclusive of any provisions or terms adopted by means of one or more indentures supplemented hereto executed and delivered after such Person has become such Trustee, but to which such Person, as such Trustee, was not a party; provided further, that in the event that the Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

“interest,” when used with respect to a Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date” means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, repurchase at the option of the Holder, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“Officers’ Certificate” means a certificate signed by any two of the following: the Chairman of the Board of Directors , a Vice Chairman of the Board of Directors, the Chief Executive Officer (or any co-Chief Executive Officer if the title is allocated to more than one Person), the President, the Chief Financial Officer and the Treasurer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 1.2 if and to the extent required by the provisions of such Section.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Outstanding” means, when used in reference to any Securities of a series, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Defeasance has been effected pursuant to Section 13.2; and

(iv) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date, (A) the principal amount of a Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more non-Dollar currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated in Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, company, limited liability company, unincorporated organization, joint-stock company, association or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security in the form established pursuant to Section 2.1 which is registered in the Securities Register.

“Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of a series, (i) in the case of Securities of a series represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and (ii) in the case of Securities of a series not represented by one or more Global Securities, the date which is 15 days next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law), such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President,” when used with respect to the Company or the Trustee, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2 Compliance Certificate and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Forms of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of any such instrument or instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(d) The ownership of Securities shall be proved by the Securities Register.

(e) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Security, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other person, (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding.

(f) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial number of Bearer Securities held by the Person so executing such instrument and writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(h) The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the identity of Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that, the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that, no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that, no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that, no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(i) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Unit, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Corporate Treasurer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions to the extent that such instructions conflict or are inconsistent with the originally executed written instruction subsequently provided to the Trustee. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any series of Securities of any event:

(a) such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, or delivered by hand or overnight courier to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

(b) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and, if the Securities of such series are then listed on any stock exchange and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, elsewhere on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest day, prescribed for the giving of such notice; it being understood that the Company shall notify the Trustee of any of the foregoing requirements a reasonable amount of time prior to the date on which such notice must be given (but in no event less than five Business Days).

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail or delivered by hand or overnight courier, neither the failure to mail or to deliver by hand or overnight courier such notice, nor any defect in any notice so mailed or delivered by hand or overnight courier, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 1.7 Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and governed by this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act, which may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.8 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law; Jurisdiction; Waiver of Trial by Jury.

EXCEPT AS OTHERWISE SPECIFIED AS CONTEMPLATED BY SECTION 3.1 FOR THE SECURITIES OF SUCH SERIES, THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. The parties and (by their acceptance of the Securities) the Holders, agree that all actions and proceedings relating to or arising from, directly or indirectly, this Indenture or any of the transactions contemplated hereby may be litigated in courts located within the State of New York. The parties and (by their acceptance of the Securities) the Holders, hereby submit to the personal jurisdiction of such courts; hereby waive personal service of process upon them and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waive the right to a trial by jury in any action or proceeding. All actions and proceedings brought by Company against the Trustee relating to or arising from, directly or indirectly, this Indenture shall be litigated only in courts located within the State of New York. In this regard, the parties agree that the courts of the State of New York located in Manhattan are the most convenient forum to resolve such actions and, accordingly, will not argue to the contrary in such actions or proceedings.

EACH OF THE COMPANY, THE TRUSTEE AND (BY THEIR ACCEPTANCE OF THE SECURITIES) THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.13 Non-Business Days.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert a Security at a particular conversion price shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment or delivery of interest or principal (and premium, if any) or, if applicable to a particular series of Securities, conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day at such Place of Payment except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or on such last day for conversion, as the case may be)).

Section 1.14 Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereof or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Section 1.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services affecting the banking industry generally; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II

SECURITY FORMS

Section 2.1 Forms Generally.

The Securities of each series and the Trustee’s certificate of authentication shall be in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded as may, consistently herewith, be determined by the officers executing such Securities, as conclusively evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be substantially in the form set forth in this Article.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Registered Securities, the Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by Section 3.1, the Securities of a series shall be issuable solely in bearer form, or in both registered and bearer form. Unless otherwise specified as contemplated by Section 3.1, Securities in bearer form shall have interest coupons attached.

The definitive Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange or automated quotation system on which the Securities may be listed or traded, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Securities.

Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution. Upon or prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

(a) the Board Resolution by or pursuant to which such form of Security has been approved, certified by the Secretary or Assistant Secretary of the Company;

(b) the Officers’ Certificate required by Section 3.1;

(c) the Company Order required by Section 3.3; and

(d) the Opinion of Counsel required by Section 3.3.

Section 2.3 Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Securities referred to in the within mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized officer

Section 2.4 Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.5 Form of Conversion Notice.

Unless otherwise specified as contemplated by Section 3.1, conversion notices shall be in substantially the following form:

To The Charles Schwab Corporation:

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date during the period being at the close of business on a Regular Record Date and ending at the opening of business on the first

Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal Amount to be Converted

(in an integral multiple of $1,000, if less than all)

U.S. $

Dated:

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15

Signature Guaranty

Fill in for registration of shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)	Social Security or Other Taxpayer Identification Number

Please Print Name and Address
(including zip code)

[The above conversion notice is to be modified, as appropriate, for conversion into other securities or property of the Company]

ARTICLE III

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series; Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

(a) the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof, including any provisions providing for any extension or other change in the Stated Maturity or Maturities ;

(e) the rate or rates (which may be fixed or variable), if any, at which the Securities of such series shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

(f) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(g) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(h) the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(j) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;

(k) if the principal of or any premium or interest on any Securities of the series are to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest for such Securities are stated to be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(l) the additions, modifications or deletions, if any, in the Events of Default or covenants or warranty of the Company set forth herein with respect to the Securities of such series;

(m) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(n) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal shall be determined);

(o) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.2 or Section 13.3 or both such Sections, or any other defeasance provisions applicable to any Securities of the series, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(p) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(q) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(r) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;

(s) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(t) the appointment of any Paying Agents, Authenticating Agents, Securities Registrar or other such agents necessary in connection with the issuance of the Securities of such series; the terms of any right to convert or exchange Securities of such series into Common Stock of the Company or any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(u) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(v) the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

(w) if applicable, the terms of any guaranties for the Securities and any circumstances under which there may be additional obligors on the Securities;

(x) if applicable, the terms of any right to convert or exchange Securities of the series into shares of Common Stock or other securities or property of the Company and whether such conversion or exchange rights are mandatory, at the Holder’s option or at the Company’s option;

(y) the governing law of this Indenture and the Securities; and

(z) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture. Unless otherwise provided in an indenture supplemental hereto, a series of Securities may be reopened to issue additional series of such Securities.

Section 3.2 Denominations.

The Securities of each series shall be issuable in such form and denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Registered Securities of such series shall be issuable only as Securities without coupons in minimum denominations of $1,000 and any integral multiple thereof and the Bearer Securities of each series, if any, shall be issuable with coupons and in denominations of $             and $            .

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer (or any co-Chief Executive Officer if the title is allocated to more than one Person), President, Chief Financial Officer or Treasurer under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, a copy of such Board Resolution, the Officers’ Certificate setting forth the terms of the series and an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities have been duly executed and delivered by the Company and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Registered Security shall be dated the date of its authentication; and unless otherwise specified as contemplated by Section 3.1, each Bearer Security and any temporary Global Security shall be dated as of the date of the issuance of such Security.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of any series that may be issuable as Bearer Securities, such temporary Securities may be Global Securities, representing such of the Outstanding Securities of such series as shall be specified therein.

Except in the case of temporary Global Securities, each of which shall be exchanged in accordance with the provisions of the following paragraph, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities; provided however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.3. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Without unnecessary delay, but in any event not later than five Business Days prior to the date specified in, or determined pursuant to the terms of, any such temporary Global Securities as the “Exchange Date,” the Company shall deliver to the Trustee, or, if the Trustee appoints an Authenticating Agent pursuant to Section 6.14, to any such Authenticating Agent, definitive Securities in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. Unless otherwise specified as contemplated by Section 3.1, such definitive Securities shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as may be appropriate. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Depositary to the Trustee or any such Authenticating Agent, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge to the Depositary and the Trustee or any such Authenticating Agent shall authenticate and deliver, in exchange for each portion of such temporary Global Securities, an equal aggregate principal amount of definitive Securities of the same series, of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged, which, except as otherwise specified as contemplated by Section 3.1, shall be in the form of Bearer Securities, if applicable, or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof in writing delivered to the Trustee; provided, however, that unless otherwise specified in such temporary Global Security, upon such presentation by the Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the conditions set forth in Section 3.3.

Upon any exchange of a portion of any such Global Security, the Trustee or any such Authenticating Agent or the Depositary, as the case may be, shall indicate upon such temporary Global Security, the amount of such exchange to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such temporary Global Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

Section 3.5 Registration, Transfer and Exchange.

With respect to the Registered Securities, the Company shall keep or cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the “Securities Register.” The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security of a series at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Registered Securities may not be exchanged for Bearer Securities. Bearer Securities may not be exchanged for Bearer Securities of other authorized denominations.

All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar for such series, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company (unless otherwise provided in such Securities) may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, neither the Company nor any Securities Registrar shall be required (i) to issue, register the transfer or exchange of any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such Securities selected for redemption and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption of Registered Securities of such series so selected for redemption, or (B) if Securities of the series are issued as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged, in whole or in part, for Securities registered, and no transfer of a Global Security, in whole or in part, may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case unless the Company has approved a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Company in its sole discretion determines that such Global Security will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.1.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 9.6 or 11.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its agents and counsel) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Registered Security of any series which is payable or deliverable, and is punctually paid, delivered or duly provided for, on any Interest Payment Date, shall be paid or delivered to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid.

Any interest on any Registered Security of any series which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money or other property equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment or delivery, such money or property when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment or delivery of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment or delivery and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or delivery. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment or delivery of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment or delivery of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date of payment or delivery of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date for payment or delivery and Defaulted Interest will not be payable or deliverable on such proposed date for payment or delivery in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of the series in respect of which interest is in default may be listed or traded and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Subject to the provisions of Section 14.2, in the case of any Security (or any part thereof) which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at Stated Maturity or by declaration of acceleration or otherwise prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or any one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Section 14.2, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or such part thereof) shall not be payable.

Section 3.8 Persons Deemed Owners.

Title to any Bearer Security, any coupons appertaining thereto and any temporary Global Security in bearer form shall pass by delivery.

Prior to due presentment of a Security for registration of transfer of any Registered Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon, as the case may be, as the absolute owner of such Security or coupon for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security or coupon is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9 Cancellation.

All Securities and coupons surrendered for payment, redemption, transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities and coupons so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities and coupons shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver to the Company upon request a certificate of such disposal.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any period shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities of each series for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or other similar numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or other numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived, (ii) coupons appertaining to Bearer Securities call for redemption and maturing after the relevant Redemption Date, whose surrender has been waived, (iii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (iv) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of Clause (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge. The Trustee may give notice to the Holders or Securities Outstanding of the immediate availability of the amount referred to in Clause (1) above.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of the Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. The effectiveness of any such instrument shall be conditioned upon receipt of such instruments from the Trustee.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money or property deposited with the Trustee pursuant to Section 4.1 and Article XIII shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.

ARTICLE V

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless in the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series, it is provided that such series shall not have the benefit of said Event of Default:

(1) default in the payment of any interest upon any Security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby (voting together as a single class) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit for creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(7) any other Event of Default provided with respect to Securities of that series in the Board Resolutions, supplemental indenture or Officers’ Certificate establishing that series.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

Unless the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series provides otherwise, if an Event of Default (other than an Event of Default specified in Section 5.1(5) or 5.1(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case, except for any series of Securities the principal of which shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of the affected series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest on all the Securities of such affected series shall become immediately due and payable. If an Event of Default specified in Section 5.1(5) or 5.1(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any payment by the Company on the Securities following any such acceleration will be subject to the subordination provisions of Article XV to the extent provided therein.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities of all affected series then Outstanding (voting together a single class), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay or deliver to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable or deliverable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,

(a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (or, if the Securities of that series are Discount Securities, such portion of the principal amounts as may be due and payable pursuant to a declaration in accordance with Section 6.2 and premium, if any) and interest owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

(ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

(b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments or deliveries to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5 Trustee May Enforce Claim Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or any series or coupons, if any, appertaining thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons, if any, appertaining thereto, or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article, after reserving therefrom by the Trustee an amount sufficient, in the determination of the Trustee, to cover the expenses, disbursements and advances of the Trustee that may be incurred thereafter, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, its agents and counsel and any predecessor Trustee, its agents and counsel under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 5.7 Limitation on Suits.

No Holder of any Securities of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee pursuant to Section 5.12;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Security or payment on such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) to convert such Securities in accordance with Article XIV to the extent that such right to convert is applicable to such Security, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee, any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture and the Trustee shall not have determined that the action so directed would be unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

Section 5.13 Waiver of Past Defaults.

Subject to Section 5.2, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series as to which an Event of Default shall have occurred and be continuing (voting together as a single class) may, on behalf of the Holders of all Securities of such affected series, waive any past default hereunder and its consequences with respect to such series except:

(1) a default in the payment of the principal of or any premium or interest on any Security of such series,

(2) a default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected, or

(3) to the extent such right is applicable to such Security, a failure by the Company on request to convert any Security into Common Stock.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that, neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require any such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article XIV.

This Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to a series of Securities,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and only with respect to series of Securities as to which it is the Trustee, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing as to a series of Securities as to which it is Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2 Notice of Defaults.

Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series, the Trustee shall be fully protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 5.1(4), no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default with respect to the Securities for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon such Securities or by any Holder of such Securities, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.5 May Hold Securities and Act as Trustee Under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

Section 6.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or other property received by it hereunder except as otherwise agreed with the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time compensation for all services rendered by it, as may be applicable, hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel not regularly in its employ), except any such expense, disbursement or advance as shall be caused by its own negligence or bad faith; and

(3) to the fullest extent permitted by applicable law, to indemnify each of the Trustee, and any predecessor trustee and their agents, for, and to hold it harmless against, any loss, liability, tax, penalty, claim, damage or expense (including the reasonable compensation and the expenses and disbursements of their agents and counsel) of any kind or nature whatsoever incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of their duties hereunder, including the enforcement of this provision and the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. This indemnification shall survive the termination of this Indenture. This Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except funds held in trust for the benefit of Holders of particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, receivership, insolvency or similar law.

“Trustee” for the purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.8 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.9 Type of Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for the Securities of one or more other series. Each Trustee shall be a corporation that is eligible pursuant to the Trust Indenture Act to act as such and has (or if the Trustee is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation or bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation or bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Securities of all affected series then Outstanding (acting together as a single class), delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 with respect to a series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.9 with respect to a series of Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to any series of Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject, nevertheless, to its lien provided for in Section 6.7.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien provided for in Section 6.7.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee for each series:

(a) semi-annually, not more than 15 days after the Regular Record Date for each respective series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such series as of such Regular Record Date, as the case may be, or if there is no Regular Record Date, for such series of Securities, semi-annually, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

Section 7.2 Preservation of Information, Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

(b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year, commencing with the first May 15 after the first issuance of Securities under this Indenture.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission and the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4 Reports by Company.

The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificate).

Section 7.5 Statement by Officers as to Default.

The Company shall deliver to the Trustee, promptly after and in any event within 30 days after one or more of the officers of the Company described in the definition of “Officers’ Certificate” becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

Subject to Section 3.1, the Company covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either (a) the Company shall be the continuing corporation or (b) the successor Person, in any merger or consolidation (if other than the Company), or the Person which acquires by sale, lease or conveyance substantially all the assets of the Company, shall be a corporation and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (ii) the Company, such successor entity or such Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 8.2 Successor Corporation Substituted.

Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities, and may be liquidated and dissolved.

Section 8.3 Opinion of Counsel Delivered to Trustee.

The Trustee shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provision of this Indenture.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities in compliance with Article VIII; or

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

(3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or

(4) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all the series of the Securities, specifying the series to which such Event of Default is applicable) for the benefit of the Holders of all or any series of the Securities (and if such Events of Default are to be for the benefit of less than all series of Securities stating that such Events of Default are expressly included solely for the benefit of such series); provided, however, that in respect of any such covenant or Event of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority of the aggregate principal amount of the Securities of such series to waive such an Event of Default; or

(5) to add or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any), or any interest on, Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Securities in uncertificated form; provided that, any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(6) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that, any such change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holders of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(7) to add or provide for a guaranty of the Securities or additional obligors on the Securities; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, such action pursuant to this Clause (9) shall not adversely affect the interest of the Holders of Securities of any series in any material respect; or

(10) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles IV and XIII; provided that, any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(11) to provide for conversion rights of the Holders of Securities of any Series to enable such Holders to convert such Securities into other securities of the Company; or

(12) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.2.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security or any other Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the provisions of this Indenture in the case of Securities of any series are convertible into Securities or other securities of the Company in a way that adversely affects the right of Holders to convert any of the Securities of such series other than as provided in or pursuant to this Indenture, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.5, or the deletion of this provision, in accordance with the requirements of Sections 6.11 and 9.1(3); or

(4) if applicable, make any change that adversely affects the right to convert any security as provided in Article XIV or pursuant to Section 3.1 (except as permitted by Section 9.1(11)) or decrease the conversion rate or increase the conversion price;

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.1 and 6.3) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

Section 10.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment and an office or agency where Securities of that series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise provided in a supplemental indenture or pursuant to Section 3.1 hereof, the Place of Payment of any series of Securities shall be the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 10.3 Money for Security Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, its officers, directors, shareholders, employees and agents or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest.

Section 10.4 Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 10.5 Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.1 for Securities of such series, the Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1(l), 9.1(3), 9.1(4) and 9.1(7) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series affected by such waiver (voting together as a single class) either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.6 Corporate Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.7 Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 6.10, a Trustee so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.1 Applicability of this Article.

The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity. Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities redeemed at the option of the Company shall be evidenced by or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company of any Securities of a series, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.

Section 11.3 Selection of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination; provided that, Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000) for such Security, or, in the case of Bearer Securities, equal to $[            ] or $[            ]. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company and the Securities Registrar in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.

If any Security selected for partial redemption is converted in part before the termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for purposes of such selection.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the 30th day, and not earlier than the 60th day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register or, in the case of Bearer Securities, the manner provided in Section 1.6.

With respect to Securities of each series to be redeemed, each notice of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(d) that on the Redemption Date, the Redemption Price, and, accrued interest, if any, will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(e) in the case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(f) the conversion price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(g) the place or places where such Securities, together in the case of Bearer Securities with all remaining coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price;

(h) the CUSIP and/or other similar numbers as contemplated by Section 3.11; and

(i) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least ten days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee, which acceptance shall not be unreasonably withheld), by the Trustee in the name and at the expense of the Company. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 11.5 Deposit of Redemption Price.

Prior to 11:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date that have been converted prior to the date of such deposit.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company upon the Company Request or, if then held by the Company, shall be discharged from such trust.

Section 11.6 Payment of Securities Called for Redemption.

If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency as specified in the Security and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest. Installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or to the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter, the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted from the Company; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and such Trustee shall authenticate and deliver to the Holder of such Security without service charge to the Holder, a new Security or Securities of the same Series and Stated Maturity, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security surrendered. If a Global Security is so surrendered, such new Security will also be a new Global Security.

ARTICLE XII

SINKING FUNDS

Section 12.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) together, in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto and (2) may apply as a credit Securities [of a series that has been converted pursuant to Article XII or] that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that, the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the redemption price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Such Officers’ Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officers’ Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers’ Certificate), the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 10.3) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 12.3. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article XII. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section 12.3.

ARTICLE XIII

DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

Section 13.2 Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due,

(2) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, and, if applicable, Article XIV,

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(4) this Article.

Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Securities.

Section 13.3 Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be,

(1) the Company shall be released from any covenants provided pursuant to Sections 3.1(l), 9.1(3), 9.1(4) or 9.1(7) for the benefit of the Holders of such Securities, as the case may be, and

(2) the occurrence of any event specified in Section 5.1(4) (with respect to any of Sections 10.6 and 10.7 and any such covenants provided pursuant to Sections 3.1(l), 9.1(3), 9.1(4) or 9.1(7)) and the occurrence of any other Event of Default specified pursuant to Section 3.1 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities or series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(4) and the occurrence of any Event of Default specified pursuant to Section 3.1), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities,

(A) in the case of Securities of a series denominated in currency of the United States,

(i) cash in currency of the United States in an amount, or

(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, an amount in cash, or

(iii) a combination thereof, or

(B) in the case of Securities of a series denominated in currency other than that of the United States,

(i) cash in the currency in which such series of Securities is denominated in an amount, or

(ii) Foreign Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, an amount in cash, or

(iii) a combination thereof,

in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

(2) In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the date of this instrument, there has been a change in the applicable Federal income tax law,

in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.5 Deposited Money, U.S. Government Obligations and Foreign Government Obligations to be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money, U.S. Government Obligations and Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities. Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money, U.S. Government Obligations or Foreign Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE XIV

CONVERSION OF SECURITIES

Section 14.1 Applicability of Article.

The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 3.1 for the Securities of such series.

Section 14.2 Exercise of Conversion Privilege.

In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 10.2, accompanied by a duly executed conversion notice to the Company substantially in the form set forth in Section 2.5 stating that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock, which shall be issuable on such conversion, shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company duly executed by the Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such Holder notwithstanding the conversion of such Security, subject to the provisions of Section 3.7 relating to the payment of Defaulted

Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers’ Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

Section 14.3 No Fractional Shares.

No fractional share of Common Stock of the Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 14.3, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the last reported sale price regular way on such exchange or market on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, “trading day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

Section 14.4 Adjustment of Conversion Price.

The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series. Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers’ Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first-class, postage prepaid, to each Holder of Securities of such series at its address appearing on the Securities Register and to any conversion agent other than the Trustee.

Section 14.5 Notice of Certain Corporate Actions.

In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required) that would require an adjustment pursuant to Section 14.4; or

(2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

(3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 20 days (or 10 days in any case specified in Clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding-up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

Section 14.6 Reservation of Shares of Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that has conversion rights.

Section 14.7 Payment of Certain Taxes upon Conversion.

Except as provided in the next sentence, the Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

Section 14.8 Nonassessability.

The Company covenants that all shares of its Common Stock that may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

Section 14.9 Provision in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security of a series then Outstanding that is convertible into Common Stock of the Company shall have the right thereafter (which right shall be the exclusive conversion right thereafter available to said Holder), during the period such Security shall be convertible, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 14.9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of such adjustments. The above provisions of this Section 14.9 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security of a series that is convertible into Common Stock of the Company as provided in Section 1.6 promptly upon such execution. Neither the Trustee nor any conversion agent, if any, shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities of a series convertible into Common Stock of the Company upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

Section 14.10 Duties of Trustee Regarding Conversion.

Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 6.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XIV or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

Section 14.11 Repayment of Certain Funds upon Conversion.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including, but not limited to, funds deposited for the sinking fund referred to in Article XII hereof and funds deposited pursuant to Article XIII hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article 14 shall after such conversion be repaid to the Company by the Trustee upon the Company’s written request.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

THE CHARLES SCHWAB CORPORATION

By
Name:
Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
Name:
Title: